UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.      )

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Reddi Brake Supply Corporation
(Name of Registrant As Specified In Its Charter)

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_______________________________________________________________________

REDDI BRAKE SUPPLY CORPORATION

___________________

57 West 200 South, Suite 400

Salt Lake City, Utah  84101

801-521-3292

January [  ],  2008

Dear Stockholders:

I am writing to inform our stockholders that our board of directors and the holders of a majority of our outstanding shares have approved an amendment to the company’s articles of incorporation to change the name of the corporation from Reddi Brake Supply Corporation to America West Resources, Inc.   The board believes the new name will more accurately represent the business of the corporation.

The attached information statement contains a more detailed description of the amendment and I encourage you to read it thoroughly.

Sincerely,

ALEXANDER H. WALKER III
President and CEO

________________________________________________________________________

REDDI BRAKE SUPPLY CORPORATION

___________________

Information Statement

This information statement is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the related rules and regulations. Our board of directors and the holders of a majority of our outstanding shares have approved the proposed amendment to our articles of incorporation. Accordingly, your consent is not required and is not being solicited in connection with this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Proposed Amendment to the Articles of Incorporation

Our articles of incorporation, or articles, currently provide that the name of the corporation is Reddi Brake Supply Corporation.  Our board of directors has approved an amendment to our articles changing the name of the corporation to America West Resources, Inc. The board believes that the new name more accurately represents the business of the company. The following is the text of the amendment:

Article I

Corporate Name

The name of the company is changed from Reddi Brake Supply Corporation to America West Resources, Inc.

Description of the Amendment

Our current articles, as amended, provide that the name of the company is Reddi Brake Supply Corporation.  Following its acquisition of the operations of Hidden Splendor Resources, Inc., the company no longer engages in the business in which it had engaged under the name Reddi Brake Supply Corporation.  Given the company’s new business, the name America West Resources, Inc. is more appropriate.

Approval of the Amendment

On December 20, 2007, our board of directors, believing it to be in the best interests of the company, approved the proposed amendment to our articles of incorporation to change the name of the company to America West Resources, Inc.  To avoid the significant costs and delays associated with holding a meeting, our board elected to seek approval of the amendment by written consent of our majority stockholder.  On January 2, 2008, the board set January 2, 2008 as the record date for voting on the amendment.  On that record date of January 2, 2008, Alexander H. Walker, Jr., Cecil Ann Walker, Alexander H. Walker III, George R. Jarkesy and the John Thomas Bridge and Opportunity Fund, LP, the holders of 56,002,736 shares of our common stock, which represented approximately 60.3% of the shares entitled vote on the amendment to the articles, consented in writing without a meeting to the amendment.  As a result, no further votes are required to adopt the amendment.

Timing of the Amendment

The proposed amendment to the Company’s articles of incorporation will become effective upon filing of a certificate of amendment to our articles of incorporation with the Nevada Secretary of State. Pursuant to Rule 14c-2 under the Exchange Act, the proposed amendment may not be filed until twenty calendar days after the mailing of this information statement to our stockholders. We anticipate filing the amendment immediately following the expiration of the twenty-day waiting period.  However, our board of directors retains discretion under Nevada law not to implement the amendment. If our board exercises this discretion, our articles will not change.

Significant Stockholders

The following table lists the beneficial stock ownership of our directors and executive officers as of January 2, 2008.

Officers and Directors	Shares	Percentage
Alexander H. Walker, Jr. & Cecil Ann Walker Directors 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	27,531,504	29.6%

George R. Jarkesy, Jr. Director 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	21,500,000	23.2%

Alexander H. Walker III Director, President/CEO 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	8,471,232	9.1%

Amanda Cardinalli Director 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	8,471,232	9.	1%

Dan R. Baker Vice President/COO 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	4,000,000	4.3%

Brian Rodriguez CFO 57 West 200 South, Suite 400 Salt Lake City, Utah 84101	1,500,000	1.6%

All directors and officers as a group	69,974,968	75.4%

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Unless otherwise indicated, we believe that all person’s names in the table have sole investment and voting power over the shares of common stock owned.

Unless otherwise indicated, the address of each of the stockholders is c/o the address of the Company.

Of the shares reported as beneficially owned by George R. Jarkesy, Jr., 4,000,000 are registered in Mr. Jarkesy’s name and 16,000,000 are registered in the name of the John Thomas Bridge and Opportunity Fund, LP.  The John Thomas Bridge and Opportunity Fund, LP is a limited partnership and the John Thomas Capital Management Group, LLC is the general partner of the John Thomas Bridge and Opportunity Fund, LP.  Mr. Jarkesy is the managing member of the John Thomas Capital Management Group, LLC.  Also, 1,500,000 of the shares reported as beneficially owned by Mr. Jarkesy are registered in the name of Marathon Advisors, LLC.  Mr. Jarkesy has a 50% ownership interest in Marathon Advisors, LLC.

The shares reported as beneficially owned by Amanda Cardinalli are registered in the name of Nevada Agency and Trust Company, our transfer agent and registrar.  Ms. Cardinalli is the president of Nevada Agency and Trust Company.

The shares reported as beneficially owned by Brian Rodriguez are registered in the name of Marathon Advisors, LLC.  Mr. Rodriguez is the managing member of Marathon Advisors, LLC.

Other Matters

Record Date

Our board of directors has fixed the close of business on January 2, 2008 as the record date for the determination of stockholders who are entitled to receive this information statement. There were 92,864,927 shares of our common stock issued and outstanding on the record date. We anticipate that this information statement will be mailed on or about January 13, 2008 to all stockholders of record as of the record date.

Cost of this Information Statement

The entire cost of furnishing this information statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our common stock held of record by them.

Dissenter’s Rights

Under Nevada law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the proposed amendment to the company’s articles of incorporation.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

We feel that no affiliate of the company has any interest in the proposed name change beyond general interest shared by all stockholders to see the company move its business plans forward.

Where You Can Find More Information

We are subject to the information and reporting requirements of the Securities Exchange Act and in accordance with the Exchange Act, we file periodic reports, such as our annual report, and other information with the SEC relating to our business, financial statements and other matters. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

ALEXANDER H. WALKER III
President, CEO

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